LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (“Agreement”), dated as of the 23rd day of October 2017, by and between SHEPHERD’S FINANCE, LLC, a Delaware limited liability company, having an address at 12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223 (“Borrower”),

AND

PAUL SWANSON having an address of 128 Sota Drive, Jupiter, Florida 33458 (“Lender”).

WITNESSETH:

WHEREAS, Borrower has requested Lender to extend a revolving line of credit to Borrower in the principal amount not to exceed FOUR MILLION and 00/100 DOLLARS ($4,000,000.00) to use for certain purposes as set forth herein; and

WHEREAS, Lender is willing to extend such credit pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context otherwise clearly requires:

“Affiliate” shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, Borrower, and for each individual who is an Affiliate within the meaning of the foregoing, any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual and any Person directly or indirectly controlled by any of the foregoing. The term “control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

“Agreement” shall mean this Line of Credit Agreement, as amended, modified or supplemented from time to time.

Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Florida or other day on which banking institutions are authorized or obligated to close in Morgantown, West Virginia.

“Closing” shall mean the satisfaction of all requirements set forth in this Agreement by the Borrower, including those set forth in Article IV hereof.

“Closing Date” shall mean the date of Closing.

“Code” shall mean the Internal Revenue Code of 1986 as amended along with rules, regulations, decisions and other official interpretations in connection therewith.

“Collateral Assignment of Notes and Documents” shall mean that certain master assignment of the notes and all related documents pertaining to the Collateral Loans given by Borrower to Lender as collateral as required by Section 4.03 hereof.

“Collateral Loan” or “Collateral Loans” shall mean those construction loans made by Borrower in compliance with its loan policies that do not exceed the amount of $600,000, do not exceed an aggregate of $2,000,000 to any one entity or person, and are not more than one year old, which from time to time pledged to secure the Line of Credit and otherwise satisfy the terms and conditions set forth in Sections 2.04, 4.03 and 4.04 herein. Notwithstanding the limits set forth hereinabove, in the event a loan pledged exceeds $600,000, only $600,000 shall be used to calculate the amount pledged pursuant to Section 2.04.(a)(ii). (i.e. if a loan amount is $736,000, only 67% of $600,000 will be added to the aggregate amount pledged).

“Collateral Property Disposition” shall mean the foreclosure, transfer or other disposition of property securing a Collateral Loan, or another event obligating Borrower to release a document or security instrument securing a Collateral Loan.

“Custodian” shall mean R. Scott Summers, P.L.L.C., having an office at 69 Clay Street, Suite 201, Morgantown, WV 26505.

“Debt” shall mean collectively (A) all Indebtedness, whether of principal, interest, fees, expenses or otherwise, of Borrower to Lender, whether now existing or hereafter incurred including, but not limited to, future loans and advances, if any, under this Agreement, and the Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (B) all other obligations for the repayment of borrowed money, whether of principal, interest, fees, expenses or otherwise, of Borrower to Lender, now existing or hereafter incurred, whether under letters or advances of credit, lines of credit, other financing arrangements or otherwise (including, but not limited to, any obligations arising as a result of any overdrafts), whether or not related to this Agreement or the Note, whether or not contemplated by Lender or Borrower on the date hereof and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part; (C) all costs and expenses including, without limitation, to the extent permitted by law, reasonable attorneys’ fees and legal expenses, incurred by Lender in the collection of any of the Indebtedness referred to in clauses (A) or (B) above, and amounts due and owing to Lender under this Agreement; and (D) any advances made by Lender for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant hereto or pursuant to this Agreement, or the Loan Documents or pursuant to any agreement, instrument or note relating to any of the Debt including, without limitation, advances for taxes, insurance, repairs and the like.

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Line of Credit Agreement

$4,000,000

“Event of Default” shall mean any of the Events of Default described in Section 7.01.

“Expiration Date” shall mean FIFTEEN (15) MONTHS from the date hereof, unless extended and renewed as required and provided by Section 2.01(b) hereof.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Loan” or “Loans” shall mean the loans, represented by Loan Advances, made by Lender to Borrower or to Borrower’s beneficiary pursuant to the Line of Credit, and as otherwise advanced for the benefit of Borrower under this Agreement and as further set forth in Section 2.01 hereof.

“Loan Account” shall mean that as set forth in Section 2.10 hereof.

“Loan Advances” shall mean advances on account of the Note made by the Lender from time to time pursuant to this Agreement.

“Loan Document” or “Loan Documents” shall mean singularly or collectively, as the context may require, (i) this Agreement, (ii) the Note, (iii) the Collateral Assignment of Notes and Documents, and (iv) any and all other documents, instruments, certificates and agreements executed and/or delivered in connection with this Agreement, as any of they may be amended, modified, extended or supplemented from time to time.

“Note” shall mean the promissory note of Borrower executed and delivered to Lender under this Agreement, or any note executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or part and as further set forth in Section 2.02 hereof.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central Lender, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Potential Default” shall mean any event or condition which with notice or passage of time or any combination of the foregoing would constitute an Event of Default.

“Request for Advance” shall mean a statement of the Borrower, in a form acceptable to Lender, setting forth the amount of the Loan Advance being requested and containing such other information as is required by Lender and by Section 2.04 hereof.

“UCC” shall mean the Uniform Commercial Code that is in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the collateral granted or assigned to Lender from time to time under or in connection with this Agreement and the other Loan Documents.

ARTICLE II

THE LINE OF CREDIT

2.01. Commitment.

(a)       The Line of Credit. Subject to the terms and conditions and relying upon the representations and warranties in this Agreement and the other Loan Documents, Lender agrees to make a revolving line of credit available to Borrower in the aggregate original principal amount not to exceed FOUR MILLION and 00/100 DOLLARS ($4,000,000.00) (“Line of Credit”) at the Closing, the proceeds of which will be advanced to Borrower from time to time during the period commencing on the date of Closing and ending eleven months from the date hereof, in accordance with and subject to the conditions, requirements and limitations set forth in this Agreement. Upon repayment of any amount of principal or interest on the Line of Credit by Borrower, Borrower may reborrow hereunder. Reborrowing privileges may be suspended by Lender prior to the Expiration Date if an Event of Default or Potential Default exists.

(b)       Term of Agreement. Lender’s commitments under this Agreement will expire on the then current Expiration Date, unless Lender, after a review of Borrower’s performance under this Agreement, elects to renew its commitments for one or more additional FIFTEEN (15) MONTH periods. IN THE EVENT LENDER ELECTS NOT TO RENEW THIS AGREEMENT, LENDER MUST GIVE WRITTEN NOTICE TO BORROWER AT LEAST 120 DAYS BEFORE THE EXPIRATION DATE OF THE THEN CURRENT TERM. If no notice is given at least ONE HUNDRED TWENTY (120) DAYS before the Expiration Date of the then current term, this Agreement will be renewed and the Expiration Date shall be automatically extended an additional FIFTEEN (15) MONTHS, on the same terms and conditions hereof. However, Borrower’s representations, warranties and agreements shall remain in full force and effect so long as any Debt is outstanding. Borrower shall have the right to terminate the line of credit if Borrower gives Lender Notice of its intention to terminate the line of credit at least SIXTY (60) DAYS prior to the original expiration or any renewal thereof.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

2.02.       Note. The obligation of Borrower to repay the unpaid principal amount of the Line of Credit made to it by Lender, and to pay interest thereon, shall be evidenced by the Note, dated of even date herewith. The executed Note shall be delivered by Borrower to Lender at the Closing.

2.03.       Interest Rate; Usury.

(a)       Interest Rate. The unpaid principal amounts advanced on the Line of Credit shall bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at NINE PERCENT (9%) (the “Rate”).

(b)       Interest Rate Set by Law. In the event the rates of interest provided for in subsections (a) above are finally determined by any Official Body to exceed the maximum rate of interest permitted by any applicable usury or similar Laws, or its application shall be suspended and there shall be charged instead the maximum rate of interest permitted by such Laws. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment will be credited as a payment of principal, unless Borrower notifies Lender in writing to return the excess payment to Borrower.

2.04.        Loan Advances.

(a)       Request for Advances under Line of Credit. Not less than 5 Business Days prior to the making of each Loan Advance, the Borrower shall submit to Lender a Request for Advance and borrowing base certificate, a form of which is attached hereto as EXHIBIT A, certifying and evidencing that the requested advance and then current amount outstanding under the Loan does not exceed the limits set forth below, and shall have submitted to the Custodian the Notes and Documents, as defined and more particularly set forth in the Collateral Assignment of Notes and Documents. The Lender shall not be required to make Loan Advances more frequently than once each month and such monthly Loan Advance shall not be less than $100,000 and each receipt of the Loan Advance requested thereby shall constitute a certification by the Borrower that the representations and warranties contained in Article III hereof are true and correct on the date of such Request for Advance or such receipt, as the case may be. Loan Advances shall be made by the Lender within 5 Business Days of receipt of a Request for Advance, provided such request is supported by the borrowing base certificate. The amounts outstanding under the Line of Credit shall be the lesser of (i) $4,000,000 or (ii) 67% of the aggregate amount outstanding on the Collateral Loans being pledged to secure the Line of Credit and shown on the borrowing base certificate, which shall be provided monthly by Borrower to Lender with its payment of accrued interest. The individual Collateral Loans being pledged to secure the Line of Credit may be substituted with other Collateral Loans or may be removed as collateral by the Borrower provided the aggregate amount outstanding on the Collateral Loans being pledged to secure the Line of Credit is sufficient to meet the minimum requirements set forth hereinabove.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

(b)       Payment of Loan Advances. Loan Advances shall be wired to the Borrower’s account as directed by Borrower.

2.05.       Principal and Interests Payments. Commencing on the 1st day of the month following the first Loan Advance on the Line of Credit and each month thereafter during the term of the Line of Credit, Borrower shall make monthly payments of interest in the amount sufficient to pay the accrued interest on the Line of Credit. Loan Advances made pertaining to a Collateral Loan shall be repaid as set forth in the Note.

2.06       Optional Prepayments. Borrower shall have the right, at its option, to prepay the principal, interest or other amounts due from Borrower under this Agreement or under the Note in whole or in part at any time.

2.07.       Payments. All payments to be made in respect of principal, interest or other amounts due from Borrower under this Agreement or under the Note shall be payable on or before 2:00 o’clock p.m., Jacksonville, Florida time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to Lender at its address in U.S. dollar funds immediately available without setoff, counterclaim or other deduction of any nature. All such payments shall be applied at the option of Lender to accrued and unpaid interest, outstanding principal and other sums dues under this Agreement in such order as Lender, in its sole discretion, shall elect.

2.09.       Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender has sustained or incurred as a consequence of any default by Borrower in the performance or observance of any covenant or condition contained in this Agreement, or under the Note including, without limitation, any failure of Borrower to pay when due (by demand, upon maturity or otherwise) any principal, interest, commitment fees or any other amount due hereunder or under any Note. If Lender sustains or incurs any such loss or out-of-pocket expense, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination shall be conclusive) to be necessary to indemnify Lender for such loss or expense. Such amount shall be due and payable by Borrower to Lender ten (10) Business Days after such notice is given and shall bear interest at the rate of the default rate set forth in the Note.

2.10. Loan Account. Lender shall open and maintain on its books a loan account (the “Loan Account”) with respect to repayments, prepayments, the computation and payment of interest, and the computation and final payment of all other amounts due and sums paid to Lender hereunder. Except in the case of manifest error in computation, the Loan Account shall be conclusive and binding on Borrower as to the amount at any time due to Lender from Borrower hereunder.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

2.11.       Collateral. The Note and all obligations of Borrower hereunder shall be secured by the Collateral Assignment of Notes and Documents, and any and all other Loan Documents executed and recorded with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that:

3.01. Organization and Qualification. Borrower is a limited liability company duly organized, va1idly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified or licensed to do business as a limited liability company, and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both make such qualification or licensing necessary.

3.02.       Authority; Power to Carry on Business; Licenses. Borrower has the power and authority to execute, deliver and perform the Loan Documents to which it is a party, to make the borrowing provided for herein, and to perform its respective obligations hereunder and under the other Loan Documents. All such action has been duly and validly authorized by all necessary limited liability company proceedings on its part. Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted. Borrower has all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its business as now conducted.

3.03.       Execution and Binding Effect. The Loan Documents have been duly and validly executed and delivered by the parties thereto and, to the extent they are a party thereto, constitute legal, valid and binding obligations of Borrower enforceable in accordance with the terms hereof and thereof.

3.04.       Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of the Loan Documents, the consummation of the transactions herein or therein contemplated, and the performance of or compliance with the terms and conditions hereof or thereof.

3.05.       Absence of Conflicts. Neither the execution and delivery of the Loan Documents, the consummation of the transactions herein or therein contemplated, nor the performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law or any regulation, order, writ, injunction, or decree of any court or governmental instrumentality or agency, (b) conflict with or result in a breach of or a default under the limited partnership of Borrower or any agreement or instrument to which Borrower is a party or by which its properties (now owned or hereafter acquired) may be subject or bound or, (c) result in the creation or imposition of any Lien, charge or encumbrance upon any property (now owned or hereafter acquired) of Borrower.

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Line of Credit Agreement

$4,000,000

3.06.        No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Borrower is not in violation of (i) any term of any limited liability company agreement nor (ii) any agreement or instrument to which it is a party or by which it or any of its properties (now acquired or hereinafter acquired) may be subject or bound.

3.07.        Litigation. There is no pending, contemplated or threatened proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the financial condition, assets, properties, management, operations or business of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents.

3.08.       Compliance with Laws. The conduct by Borrower of its business as it is presently conducted does not violate any provision of any Law or, if such conduct does not violate a Law, such violation would not, together with all other such violations, have a material adverse effect on the financial condition or results of operations of Borrower, and Borrower has obtained all permits, licenses, consents and approvals of all Official Bodies or other third parties, including all consents and approvals, if any, under the Laws designed to protect the environment, which are required to conduct its business as it is presently conducted.

3.09.       Solvency. After giving effect to the consummation of all the transactions contemplated hereby, Borrower (a) shall be able to pay its debts as they become due, (b) shall have funds and capital sufficient to carry on its business and all businesses in which it is about to engage and, (c) shall own property having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower’s business greater than the amount required to pay its debts as they become due. Borrower shall not be rendered insolvent by the execution and delivery of this Agreement, the borrowing hereunder and/or the consummation of any transactions contemplated herein.

3.10.       Accurate and Complete Disclosure, Continuing Representations and Warranties. No representation or warranty made by Borrower under this Agreement or any Loan Document, certificate, report, exhibit or document furnished by Borrower to Lender pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). Borrower has disclosed to Lender in writing every fact which materially and adversely affects, or would materially and adversely affect, the financial condition, assets, properties, management, operations or business of Borrower or the ability of Borrower to perform its obligations under the Loan Documents. The representations and warranties are to survive the delivery of the Loan Documents and the making of the Loan Advances hereunder until the Note is paid in full and released.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

ARTICLE IV

CONDITIONS OF LENDING

The obligation of Lender to enter into this Agreement and to make any Loan hereunder is subject to the accuracy, as of the date hereof, of the representations and warranties contained in the Loan Documents, to the performance by Borrower of its obligations to be performed hereunder and thereunder on or before the Closing Date, and to the satisfaction of the following further conditions:

4.01.       Representations and Warranties, Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true on and as of the date of Closing and each Loan Advance, with the same effect as though made on and as of such date. On the date of the Closing, no Event of Default and no Potential Default shall have occurred and be continuing or exist.

4.02.       Loan Documents. On the Closing Date, the Loan Documents shall have been executed and delivered to Lender and shall be in effect and all filings and recordings contemplated thereby shall have been made.

4.03.       Collateral Assignment of Notes and Documents. There shall have been executed and delivered to Lender the Collateral Assignment of Notes and Documents pursuant to which Borrower shall have assigned, with recourse, and granted to Lender a first lien security interests under the UCC, all of the notes, security instruments and related documents evidencing, securing or otherwise pertaining to the Collateral Loans on which a Loan Advance is requested by Borrower to be made or has been made, which will, among other things, require Borrower to forward to the Custodian the original Collateral Loan note and related documents with the initial Request for Advance on the Line of Credit in regard to such note, but will not require the recording of the assignment of the recorded instrument securing such note until an Event of Default exists.

4.04.       Borrower Lending Policies. Attached hereto as EXHIBIT B is a copy of Borrower’s credit policies and underwriting criteria pertaining to the Collateral Loans, and Borrower hereby agrees that the same will be adhered to and followed when making such Collateral Loans and not be modified without prior notice to the Lender.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender as follows:

5.01.       Reporting and Information Requirements.

(a)       Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default, Borrower shall give Lender notice thereof, together with a written statement of Borrower setting forth the details thereof and any action taken or contemplated to be taken by Borrower.

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Line of Credit Agreement

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(b)       Notice of Material Adverse Change. Promptly upon becoming aware thereof, Borrower shall give Lender notice with respect to any material adverse change in the financial condition, assets, properties, management, operations or business of Borrower.

(c)       Notice of Proceedings. Promptly upon becoming aware thereof, Borrower shall give Lender notice of the commencement, existence or threat of all proceedings by or before any Official Body against or affecting Borrower which, if adversely decided, would have an adverse effect on the financial condition, assets, properties, management, operations or business of Borrower.

5.02.        Compliance with Laws. Borrower shall comply with all applicable Laws, in all material respects.

5.03.       Continuation of Business. Borrower shall continue to engage in the business and activities that it is presently engaged in.

5.04.       Preservation of Existence. Borrower shall maintain its limited liability company existence, rights and franchises in full force and effect in its jurisdictions of organization. Borrower shall qualify and remain qualified as a foreign limited liability company in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the financial condition, assets, properties, management, operations or business of Borrower.

5.05       Borrower Lending Policies. Borrower shall make and service the Collateral Loans in a commercially reasonable manner. Borrower shall notify Lender immediately if Borrower fails to comply with the terms and conditions of its lending policies.

ARTICLE VI

DEFAULTS

6.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

(a)       Borrower shall fail to pay when due principal or interest on the Note, any amount payable pursuant to this Agreement or any other amount due hereunder or under any agreement with Lender, and such default shall continue ten (10) consecutive days; or

(b)       Any representation or warranty made by Borrower under this Agreement or the Loan Documents or any statement made by Borrower in any certificate, report, exhibit or document furnished or made available by Borrower to Lender pursuant to this Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made; or

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Line of Credit Agreement

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(c)        Borrower shall default in the performance or observance of any covenant contained in Article V hereof and such default shall continue thirty (30) consecutive days; or

(d)       A proceeding shall have been instituted in respect of Borrower:

(i)       seeking to have an order for relief entered in respect of any Borrower or seeking a declaration or entailing a finding that Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Borrower, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

(ii)       seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Borrower or all or any substantial part of its property; or

(iii)       any such proceedings shall result in the entry, making or grant of any such order for relief, declaration, funding, relief, or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty (30) days or more; or

(e)       Borrower shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01j(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 7.01j(ii), shall not have Dan Wallach as its Chief Executive Officer, shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or the current owners of the Borrower shall sell or otherwise transfer more than 50% of their current ownership interests in Borrower, or shall take any action in furtherance of any of the foregoing.

6.02.       Consequences of an Event of Default. Lender may demand the unpaid principal amount of the Note, interest accrued thereon and all other amounts owing by Borrower hereunder or under the Note or other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

6.03.       Non-Assumption of Liability. Nothing herein contained shall relieve Borrower from performing any covenant, agreement or obligation on the part of Borrower to be performed under or in respect to any of the Collateral (including rights to the Purchased Loans) or from any liability to any party or parties having an interest therein or impose any liability on Lender for the acts or omissions of Borrower in connection with any of the Collateral. Lender shall not assume or become liable for, nor shall it be deemed or construed to have assumed or become liable for, any obligation of Borrower with respect to any of the Collateral, or otherwise, by reason of the grant to Lender of security interests in the Collateral.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

ARTICLE VII

MISCELLANEOUS

7.01.       Business Days. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

7.02.       Records. The unpaid principal amount of the Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability and the accrued and unpaid commitment fee shall at all times be ascertained from the records of Lender which shall be conclusive absent manifest error.

7.03.       Amendments and Waivers. Lender and Borrower, acting together, may from time to time enter into agreements amending, modifying or supplementing this Agreement or the Note or any other documents or instruments pursuant to or in connection herewith or changing the rights of Lender or of Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

7.04.       No Implied Waiver, Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note, the Loan Documents or any other documents or instruments pursuant to or in connection herewith shall affect any other or further exercise thereof or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any other exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

7.05.        Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement or the Note shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex or email, with confirmation in writing if mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the party in question at the address stated in Section 1.01 or in accordance with the last unrevoked written direction from such party to the other parties.

7.06.       Expenses; Taxes, Attorneys’ Fees. Borrower agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket expenses including, but not limited to, fees and expenses of counsel for Lender, incurred by Lender from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Note, and any documents, instruments or transactions pursuant to or in connection herewith, (ii) relating to any requested amendments, waivers or consents to this Agreement, the Note or any such documents or instruments and, (iii) arising in connection with Lender’s enforcement or preservation of rights under this Agreement the Note or any such documents or instruments including, but not limited to, such expenses as may be incurred by Lender in the collection of an outstanding Note. Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement, the Note or any other documents, instruments or transactions pursuant to or in connection herewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adversely to Borrower of any action at law or suit in equity in relation to this Agreement, the Note or any Loan Document Borrower will pay, in addition to all other sums which Borrower may be required to pay, a reasonable sum for attorney’s fees incurred by Lender or the holder of such Note in connection with such action or suit. All payments due from Borrower under this Section 8.06 shall be added to and become part of the Note until paid in full.

7.07.       Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7.08.       Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of Florida, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, without regard to the principles of conflicts of laws thereof.

7.09.       Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for herein.

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

7.10.       Duration; Survival. All representations and warranties of Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the Note, any investigation by Lender, or the making of any Loan and Lender may hereby rely upon same. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of Borrower shall continue in full force and effect from an after the date of this Agreement so long as it may borrow hereunder and until payment in full of the Note, interest thereon, commitment fees and all other obligations of Borrower under this Agreement or the Note. Without limitation, it is understood that all obligations of Borrower to make payments to or indemnify Lender shall survive the payment in full of the Note and of all other obligations of Borrower thereunder and hereunder.

7.11.        Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

7.12        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and its successors and assigns. Except to the extent otherwise required by the context of this Agreement, the word “Lender” where used in this Agreement shall mean and include any holder of a Note originally issued to Lender, and each such holder of a Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

IN WITNESS WHEREOF, the parties, have caused this Agreement to be duly and properly executed as of the date first above written.

Borrower:

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Its:	Chief Executive Officer

Lender:

/s/ Paul Swanson
PAUL SWANSON

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Shepherd’s Finance, LLC

Line of Credit Agreement

$4,000,000

STATE OF FLORIDA:

COUNTY OF DUVAL:

The foregoing instrument was acknowledged before me this 23rd day of October, 2017, by DANIEL M. WALLACH, the CHIEF EXECUTIVE OFFICER of SHEPHERD’S FINANCE, LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

My commission expires: 3/7/2019.

{Seal}	/s/ Shannon R. Lee
NOTARY PUBLIC

STATE OF FLORIDA:

COUNTY OF PALM BEACH:

The foregoing instrument was acknowledged before me this 24th day of October, 2017, by PAUL SWANSON.

My commission expires: 12/3/2018.

{Seal}	/s/ Jean M. Velez
NOTARY PUBLIC

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